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                                                                      EXHIBIT 23

               Consent of Independent Certified Public Accountants

Board of Directors
DNAPrint genomics, Inc.
Sarasota, Florida

We consent to the incorporation by reference in the Registration Statement on Form S-2 of DNAPrint genomics, Inc. of our report dated February 20, 2004, which appears in the annual report on Form 10-KSB for the year ended December 31, 2003.

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
February 20, 2004